Exhibit 99.1

[Address, Phone Number and Email Address*]
October 18, 2007
Mr. Angelo Mozilo
Chairman, President and CEO
Mr. Harley Snyder
Lead Independent Director
COUNTRYWIDE FINANCIAL
4500 Park Granada CH-2
Calabasas, California 91302
Dear Angelo & Harley:
The purpose of this letter is to provide notification to the Board of Directors of Countrywide Financial of my decision to resign from the Board. As you know my company, CityView, is a partner with builders across the nation to produce homes in urban areas. While CityView is strong, many analyses of conditions in the housing markets for the foreseeable future suggest that I will need to focus my time and energies on putting CityView in the best position to adjust to the demands of the period ahead.
Please know of my immense admiration for Countrywide as a company, of my appreciation for its workforce, and of my respect for the members of the Board and for you as its leader for so many years. I especially admire Countrywide’s contributions to helping many thousands of American families purchase their own homes. It is an important national mission which I will always regard with respect. At this time my own work in the homeownership arena at CityView requires my undivided attention.
Sincerely,
Henry Cisneros
Executive Chairman
CityView
CHICAGO
DALLAS
SAN ANTONIO
SANTA MONICA

*	Redacted Information